                                                                       Exhibit 5

OLSHAN
OLSHAN GRUNDMAN FROME ROSENZWEIG amp;amp; WOLOSKY LLP

                                                               PARK AVENUE TOWER
                                                             65 EAST 55TH STREET
                                                        NEW YORK, NEW YORK 10022
                                                         TELEPHONE: 212.451.2300
December 29, 2005                                        FACSIMILE: 212.451.2222

                                                               WWW.OLSHANLAW.COM

CepTor Corporation
200 International Circle
Suite 2100
Hunt Valley, Maryland 21030

Gentlemen:

We have acted as counsel to CepTor Corporation, a Delaware corporation (the
"Company"), in connection with its registration statement on Form SB-2 (the
"Registration Statement"), being filed with the Securities and Exchange
Commission under the Securities Act of 1933 (the "Act") for the registration for resale by the selling stockholders listed therein (the "Selling Stockholders")
of 15,441,929 shares of the Company's common stock par value $0.0001 per share
(the "Shares").

In connection with the foregoing, we have examined originals or copies, satisfactory to us, of (i) the Company's Certificate of Incorporation and
By-laws, each as amended to date, and (ii) resolutions adopted by the Company's
Board of Directors authorizing the issuance of the Shares. We have also reviewed such other matters of law and examined and relied upon such corporate documents, certificates, agreements, instruments and records, as we have deemed necessary for the purpose of expressing an opinion as set forth below. Our opinion with respect to the valid issuance of an aggregate of 268,817 Shares owned by the
Selling Stockholders (the "Issued Shares") which are being registered by the
Company pursuant to the Registration Statement is made solely in reliance on the
Company's and its transfer agent's records. In our examinations we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals or copies, and the conformity of any copies to the originals.

Based upon and subject to the foregoing, we are of the opinion that the Issued
Shares have been validly issued and are fully paid and non-assessable and, when issued and paid for in accordance with the respective terms and conditions of the warrants, convertible debentures and convertible promissory notes,
15,173,112 Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the General Corporation Law of the State of
Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

We consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference made to our firm under the caption "Legal
Matters" in the prospectus which accompanies the Registration Statement.

We advise you that this firm and a member of this firm are beneficial owners of shares of common stock of the Company and such member is also trustee of certain trusts that are beneficial owners of shares of common stock of the Company.

                           Very truly yours,

                           /s/ Olshan Grundman Frome Rosenzweig amp; Wolosky LLP
                           Olshan Grundman Frome Rosenzweig amp; Wolosky LLP

                                                               NEW JERSEY OFFICE
                                                       2001 ROUTE 46 / SUITE 202
                                                    PARSIPPANY, NEW JERSEY 07054
                                                         TELEPHONE: 973.335.7400
                                                         FACSIMILE: 973.335.8018